UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

TELADOC, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TELADOC, INC.

___________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2016

___________________________________________________________

Dear Stockholders:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Teladoc, Inc. (“Teladoc” or the “Company”).  Our 2016 Annual Meeting will be held on Thursday, May 26, 2016 at 2:00 p.m. EDT and will be a completely virtual meeting of stockholders.  You will be able to attend the 2016 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/TDOC2016.  To enter the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Notice you received in the mail.  We have also made available a copy of our 2015 Annual Report with this Proxy Statement.  We encourage you to read our Annual Report.  It includes our audited financial statements and provides information about our business and products.

The purpose of the meeting is to:

1.	elect three directors, each for a term of three years;

2.	ratify the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.	transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 31, 2016 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,
Adam C. Vandervoort
Chief Legal Officer and Secretary
April 15, 2016

HOW TO VOTE:  Your vote is important.  Whether or not you plan to attend the meeting, we hope you will vote as soon as possible.  You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.  Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail.

2016 PROXY STATEMENT

____________________

Page
INFORMATION ABOUT THE ANNUAL MEETING	2
What is the purpose of the annual meeting and why is it being webcast?	2
Who is entitled to vote?	2
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	2
How do I vote by proxy?	2
Am I entitled to vote if my shares are held in “street name”?	3
How many shares must be present to hold the online meeting?	3
What if a quorum is not present at the online meeting?	3
What do I need in order to be able to attend the online meeting?	3
How can I vote my shares during the online meeting?	3
How can I vote my shares without attending the online meeting?	3
Is there a deadline for submitting proxies electronically or by telephone or mail?	3
Can I revoke my proxy and change my vote?	4
Who can participate in the online meeting?	4
Will my vote be kept confidential?	4
Who will count the votes?	4
How does the Board of Directors recommend I vote on the proposals?	4
What if I do not specify how my shares are to be voted?	4
Will any other business be conducted at the meeting?	4
How many votes are required to elect the director nominees?	5
What happens if a nominee is unable to stand for election?	5
How many votes are required to ratify the appointment of Teladoc’s independent registered public accounting firm for the fiscal year ended December 31, 2016?	5
How will abstentions be treated?	5
How will broker non‑votes be treated?	5
Is Teladoc an “Emerging Growth Company?	5
STOCK OWNERSHIP	6
Directors and Executive Officers	6
Section 16(a) Beneficial Ownership Reporting Compliance	6
Significant Stockholders	7
CORPORATE GOVERNANCE	9
Board of Directors and Committees	9
Code of Business Conduct and Ethics	10
Identifying and Evaluating Director Nominees	10
Board Role in Risk Oversight	11
Risks Related to Compensation Policies and Practices	11
Communications with Directors	12
Classified Board of Directors	12
Certain Relationships and Related-Party Transactions	12
Procedures for Approval of Related-Party Transactions	12
DIRECTORS AND EXECUTIVE OFFICERS	13
Directors	13
Executive Officers	16
EXECUTIVE COMPENSATION	17
Compensation Overview	17
Elements of Compensation	17
Employment Agreements and Potential Payments to Named Executive Officers	18

i

ii

Teladoc, Inc.

2 Manhattanville Road, Suite 203

Purchase, New York 10577

(203) 635-2002

www.teladoc.com

2016 PROXY STATEMENT

Teladoc’s Board of Directors (the “Board”) is furnishing you this proxy statement in connection with the solicitation of proxies for use at the 2016 Annual Meeting of Stockholders to be held via live webcast on the Internet at www.virtualshareholdermeeting.com/TDOC2016 on Thursday, May 26, 2016 at 2:00 p.m. EDT.  At the meeting, stockholders will vote on the following proposals:

•	elect three directors, each for a term of three years; and

•	ratify the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Stockholders also will consider any other matter that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (via the Internet, telephone or mail), you authorize Mr. Adam C. Vandervoort, Teladoc’s Chief Legal Officer and Secretary, and Mr. Mark Hirschhorn, Teladoc’s Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions.  They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Teladoc’s 2015 Annual Report, which includes Teladoc’s audited financial statements, is being made available to Teladoc’s stockholders concurrent herewith.  Although the 2015 Annual Report is being made available concurrent with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first making this proxy statement and accompanying materials available to stockholders on or about April 15, 2016.

We will be hosting the 2016 Annual Meeting live via the Internet.  A summary of the information you need to attend the meeting online is provided below:

•	Any stockholder can attend the 2016 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/TDOC2016;

•	Webcast starts at 2:00 p.m. EDT;

•	Stockholders may vote and submit questions while attending the 2016 Annual Meeting on the Internet;

•	Stockholders need a sixteen-digit control number to join the 2016 Annual Meeting;

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the 2016 Annual Meeting and why is it being webcast?

At the 2016 Annual Meeting, the stockholders will be asked to:

•	elect three directors, each for a term of three years;

•	ratify the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	transact any other business that may properly come before the meeting.

The 2016 Annual Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting.  A number of prominent publicly traded Delaware companies hold virtual-only annual meetings, and consequently we are confident in the technology and that it will be a success.

Who is entitled to vote?

The record date for the meeting is March 31, 2016.  Only stockholders of record at the close of business on that date are entitled to vote at the meeting.  The only class of stock entitled to be voted at the meeting is Teladoc common stock.  Each outstanding share of common stock is entitled to one vote for all matters before the meeting.  At the close of business on the record date, there were 38,707,479 shares of Teladoc common stock outstanding.

A list of stockholders entitled to vote at the annual meeting will be available for examination on the Internet through the virtual web conference during the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2015 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.  If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet.  The Notice also instructs you as to how you may submit your proxy on the Internet.  If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.  If you vote by Internet or telephone, please do not also mail your proxy card.

How do I vote by proxy?

You may vote by proxy using the Internet or telephone by following the instructions on your Notice.  If you requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

Please note that there are separate telephone and Internet arrangements depending on whether you are a registered stockholder (that is, if you hold your stock in your own name) or you hold your shares in “street name” (that is, in the name of a brokerage firm or bank that holds your securities account).  In either case, you must follow the procedures described in your Notice.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee (the “record holder”), along with voting instructions.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  If you do not give instructions to your bank, brokerage firm or other nominee, it will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 2), but not on the election of directors (Proposal 1).

How many shares must be present to hold the online meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the online meeting?

If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

What do I need in order to be able to attend the online meeting?

The Company will be hosting the 2016 Annual Meeting live online. You can attend the 2016 Annual Meeting live online at www.virtualshareholdermeeting.com/TDOC2016.  The webcast will start at 2:00 p.m. EDT.  You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

How can I vote my shares during the online meeting?

Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TDOC2016 during the meeting.  You will need your control number found in the Notice.  Shares held beneficially in street name may be voted by you at the meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the online meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the online meeting.

How can I vote my shares without attending the online meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the online meeting.  If you are a stockholder of record, you may vote by proxy.  You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.  If you hold shares beneficially in street name, you may also vote by proxy over the Internet or telephone, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must be received by 11:59 pm EDT on May 25, 2016.

Proxies submitted by mail should be received before 10:00 am EDT on May 25, 2016.

Can I revoke my proxy and change my vote?

You may change your vote at any time prior to the taking of the vote at the online meeting.  If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Teladoc’s corporate Secretary at Teladoc, 2 Manhattanville Road, Suite 203, Purchase, New York 10577 prior to your shares being voted, or (3) attending the online meeting and voting.  Attendance at the online meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the online meeting and voting.

Who can participate in the online meeting?

Only stockholders eligible to vote or their authorized representatives in possession of a valid sixteen-digit control number will be admitted as participants to the online meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to Teladoc unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Who will count the votes?

Broadridge Financial Solutions, an independent third party, will tabulate and certify the votes.  A representative of Broadridge Financial Solutions will serve as the inspector of election.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

•	FOR the election of the three nominees to the Board; and

•	FOR the ratification of the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the three nominees to the Board; and

•	FOR the ratification of the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Will any other business be conducted at the meeting?

Teladoc’s bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting.  The deadline for this notice has passed and we have not received any such notices.  If any other matter properly comes before the stockholders for a vote at the online meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the online meeting is required to elect the three nominees as directors.  This means that the three nominees will be elected if they receive more affirmative votes than any other person.  The proxy card enables you to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed.  Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed.  If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2016?

The ratification of the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the shares present at the online meeting or by proxy and entitled to vote.  The proxy card enables you to vote FOR or AGAINST the proposal or ABSTAIN from voting on the proposal.  Abstentions will have the same practical effect as votes against the proposal.

How will abstentions be treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, and will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes.  Your broker will be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2) without your voting instructions, but not on the election of directors (Proposal 1).

Is Teladoc an “Emerging Growth Company?”

Yes.  We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.  These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation.  We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of Teladoc common stock, par value $0.001 per share, beneficially owned by each director or director-nominee, each named executive officer included in the Summary Compensation Table on page 21, and all directors, director-nominees and executive officers as a group as of March 31, 2016.  Beneficial ownership is determined in accordance with applicable rules of the SEC.  Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

The address of each individual named in the table below is c/o Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577.

Name of Beneficial Owner	Number of Shares		Number of Option Shares	(1)	Percent of Class	(2)
Mr. Martin R. Felsenthal	9,900		—		*
William H. Frist, M.D.	4,500		53,735		*
Mr. Michael Goldstein	—		27,479		*
Mr. Jason Gorevic	927,258		500,992		3.69
Mr. Mark Hirschhorn	283,387		76,598		*
Mr. Thomas Mawhinney	—		—		*
Mr. Thomas G. McKinley	—		—		*
Mr. Dana G. Mead, Jr.	10,135	(3)	—		*
Mr. Arneek Multani	—		—		*
Mr. James Outland	69,089		—		*
Mr. David B. Snow, Jr.	—		55,214		*
Mr. Adam C. Vandervoort	200		46,485		*
All directors, nominees for director and executive officers as a group (14 persons)	1,420,883		877,290		5.94

(1)

Reflects the number of shares that could be acquired on March 31, 2016 or within sixty days thereafter through the exercise of stock options.  The shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”

(2)	Based on 38,707,479 shares outstanding on March 31, 2016, and assuming the exercise and issuance of options reported in the table, as applicable to the calculation.
(3)

Includes 135 shares held by The Mead Family Trust created UTA dated August 4, 1998, as amended, of which Mr. Mead is a trustee and in which Mr. Mead or a member of his immediate family has a pecuniary interest.

*   Represents less than 1% of the outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of Teladoc and persons who own more than ten percent (10%) of Teladoc common stock to file with the U.S. Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Teladoc’s common stock.  Such directors, officers and greater-than-ten-percent stockholders are required to furnish Teladoc with copies of the Section 16(a) reports they file.  The SEC has established specific due dates for these reports, and Teladoc is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Teladoc and written representations from certain reporting persons that no additional reports were required, Teladoc believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended December 31, 2015, except for a late Form 4 filed on March 15, 2016 reporting

Mr. Mead’s indirect beneficial ownership of 45 shares of Teladoc common stock acquired on March 3, 2016.  Such Form 4 was filed late due to an administrative oversight.

Significant Stockholders

The following table lists certain persons known by Teladoc to own beneficially more than five percent of the outstanding shares of Teladoc common stock, par value $0.001 per share, as of March 31, 2016.  Beneficial ownership is determined in accordance with applicable rules of the SEC.  Except as set forth below, and to the best knowledge of Teladoc, no other person (or persons acting in concert) owns beneficially more than 5% of Teladoc’s common stock.

	Common Stock	Percentage of Outstanding Shares Beneficially Owned
CHP III, L.P. (1)	4,980,468	12.87%
HLM Venture Partners II, L.P. (2)	4,980,468	12.87%
Entities affiliated with Trident Capital (3)	4,852,226	12.54%
FMR LLC (4)	2,835,822	7.33%
Wellington Management Group LLP (5)	2,516,345	6.50%
Entities affiliated with Icon Ventures (6)	1,972,560	5.10%

(1)

Messrs. John K. Clarke, Brandon H. Hull and John J. Park are the managing members of CHP III Management, LLC, the General Partner of CHP III, L.P., and exercise shared voting, investment and dispositive rights with respect to the shares of stock held by CHP III, L.P. Each of Messrs. Clarke, Hull and Park disclaims beneficial ownership of the shares identified in this footnote except as to his respective proportionate pecuniary interest in such shares. The address for all entities and individuals affiliated with CHP III, L.P. is 230 Nassau Street, Princeton, NJ 08542.

(2)

HLM Venture Associates II, L.L.C. is the general partner of HLM Venture Partners II, L.P.  Messrs. Edward L. Cahill and Peter J. Grua are the managing members of HLM Venture Associates II, L.L.C. and exercise shared voting, investment and dispositive rights with respect to the shares of stock held by HLM Venture Partners II, L.P.  Each of Messrs. Cahill and Grua may be deemed a beneficial owner of the reported shares but each disclaims beneficial ownership of the shares identified in this footnote except to the extent of any indirect pecuniary interest therein.  The address for all entities and individuals affiliated with HLM Venture Partners II, L.P. is c/o HLM Venture Partners, 222 Berkeley Street, Boston, MA 02116.

(3)

Trident Capital Management VI, L.L.C., or TCM VI, is the sole general partner of Trident Fund VI and the sole managing member of Trident Principals VI.  Messrs. Donald R. Dixon, Arneek Multani and John Moragne are the managing members of TCM VI and exercise shared voting, investment and dispositive rights with respect to the shares of stock held by each of Trident Fund VI and Trident Principals VI.  Each of Messrs. Donald R. Dixon, Arneek Multani and John Moragne may be deemed a beneficial owner of the reported shares but disclaims beneficial ownership of the shares identified in this footnote except as to his respective proportionate pecuniary interest in such shares. The address for all entities and individuals affiliated with TCM VI is c/o Trident Capital, Inc., 505 Hamilton Avenue, Suite 200, Palo Alto, CA 94301.

(4)

The principal address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.  The shares are owned by FMR LLC and the following subsidiaries of FMR LLC:  Fidelity Institutional Asset Management Trust Company; and FMR CO., Inc.  Information regarding beneficial ownership of Teladoc common stock by FMR LLC is included herein in reliance on a Schedule 13G filed with the SEC on February 12, 2016.

(5)

The principal address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.  The shares are owned by Wellington Management Group LLP and the following subsidiaries of Wellington Management Group LLP:  Wellington Group Holdings LLP; Wellington Investment Advisors Holdings LLP; and Wellington Management Company LLP.  Information regarding beneficial ownership of Teladoc common stock by Wellington Management Group LLP is included herein in reliance on a Schedule 13G filed with the SEC on February 11, 2016.

(6)

Messrs. Joseph Horowitz and Thomas Mawhinney are the managing members of Icon Management Associates II, LLC, or MA II, the general partner of Icon Ventures II, L.P., or Icon II, and Messrs. Joseph Horowitz, Thomas Mawhinney and Jeb Miller are the managing members of Icon Management Associates IV, LLC , or MA IV, and Icon Management Associates V, LLC, or MA V, the general partner of Icon IV and Icon V, respectively The managing members of MA II, MA, IV and MA V may be deemed to share voting and investment power with respect to the shares of stock held by each of Icon II, Icon IV and Icon IV.  Mr. Mawhinney owns no securities of our company directly.  The address for each of these entities is 505 Hamilton Avenue, Suite 310, Palo Alto, CA 94301.

CORPORATE GOVERNANCE

Board of Directors and Committees

The Board consists of ten individuals and has four standing committees:  Audit; Compensation; Nominating and Corporate Governance; and Quality of Care and Patient Safety.  Consistent with our corporate governance guidelines and New York Stock Exchange (“NYSE”) rules, our Board has determined that, as of the date of this Proxy Statement, nine out of its ten members are “independent,” the non-independent member being Jason Gorevic, our President and Chief Executive Officer.  In addition, all members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the applicable independence criteria of the SEC and NYSE.  The Board has determined that each member of the Audit Committee is financially literate and that at least one member of the Audit Committee, Mr. Goldstein, is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K promulgated by the SEC.

The Board held the following meetings during 2015:  thirteen full-Board meetings; four Audit Committee meetings; six Compensation Committee meetings; and one Nominating and Corporate Governance Committee meeting.  The Quality of Care and Patient Safety Committee was created during 2016.  During 2015, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the full Board; and (ii) the total number of meetings held by all committees of the Board on which he served.

Non-employee Board members meet without management present at least quarterly, at regularly scheduled executive sessions.  Mr. Snow, Chairman of the Board, presides over meetings of the non-employee and independent directors.

Audit Committee.  The principal functions of the Audit Committee are to: (i) select, approve the compensation of and assess the independence of an independent registered public accounting firm for us; (ii) review and approve management’s plan for engaging Teladoc’s independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of Teladoc’s independent registered public accounting firm; (iii) review our annual financial statements and other financial reports which require review and/or approval by the Board; (iv) oversee the integrity of our financial statements and our systems of disclosure controls and internal control over financial reporting and our compliance with legal and regulatory requirements; (v) review the scope of audit plans of our independent registered public accounting firm and the results of its audit; (vi) evaluate the performance of our independent registered public accounting firm; (vii) review our earnings releases; and (viii) review all related-party transactions for potential conflicts of interest and approve all such transactions.  Mr. Goldstein is Chairman of the Audit Committee.  Messrs. Snow and Outland are members of the Audit Committee.

Compensation Committee.  The principal functions of the Compensation Committee are to: (i) review and approve corporate goals and objectives relative to the compensation of our President and Chief Executive Officer; (ii) evaluate the performance of our President and Chief Executive Officer in light of such corporate goals and objectives and determine his compensation; (iii) review and approve the compensation of our other senior officers; (iii) review and establish our overall management compensation, philosophy and policy; (iv) administer and oversee our 2015 Incentive Award Plan; (v) evaluate and assess potential and current compensation advisors in accordance with the applicable independence standards set by the NYSE; (vi) retain and approve the compensation of any compensation advisor; (vii) review and approve our policies and procedures for equity-based incentive awards; (viii) review and make recommendations to the Board concerning our director compensation; and (ix) ratify the report required by the rules of the SEC to be included in our annual proxy statement.  Mr. McKinley is Chairman of the Compensation Committee.  Mr. Multani is a member of the Compensation Committee.

Nominating and Corporate Governance Committee.  The principal functions of the Nominating and Corporate Governance Committee are to:  (i) develop and recommend to the Board criteria for Board and committee membership; (ii) establish procedures for identifying and evaluative director candidates, including nominees recommended by stockholders; (iii) identify individuals qualified to become Teladoc directors; (iv) recommend to the Board nominees for election as directors and to each of the Board’s committees; (v) oversee the annual evaluation of the Board and its committees; (vi) review and discuss with the Board corporate succession plans for our President and Chief Executive

Officer and for other key officers; and (vi) oversee the development and administration of our Corporate Governance Guidelines.  Mr. Snow is Chairman of the Nominating and Corporate Governance Committee.  Dr. Frist and Mr. Goldstein are members of the Nominating and Corporate Governance Committee.

Quality of Care and Patient Safety Committee.  The Quality of Care and Patient Safety Committee is governed by a written charter adopted in April 2016.  The Quality of Care and Patient Safety Committee assists the Board in fulfilling its oversight responsibilities relating to the review of our policies and procedures relating to the delivery of quality medical care to our members.  The Quality of Care and Patient Safety Committee maintains communication between the Board and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to our members, efforts to advance the quality of medical care provided and patient safety.  Dr. Frist is Chairman of the Quality of Care and Patient Safety Committee.  Messrs. Felsenthal and Mead are members of the Quality of Care and Patient Safety Committee.

Under Teladoc’s Corporate Governance Guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about Company business and operations.  Each director is expected to attend the Annual Meeting of Stockholders.  Our Corporate Governance Guidelines, as well as the charters for the Audit, Compensation and Nominating and Corporate Governance Committees, are available on our website at ir.teladoc.com by clicking through “Corporate Governance.”

Code of Business Conduct and Ethics

Teladoc is committed to the highest standards of integrity and ethics in the way it conducts business.  During 2015, the board adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and all other executive and senior officers.  Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations.  In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted by the Board and are administered by the Audit Committee.

A copy of our Code of Business Conduct and Ethics is available on our website at ir.teladoc.com by clicking through “Corporate Governance,” and may also be obtained without charge by contacting our corporate secretary at Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577.  We intend to post any amendment to, or waiver from, our Code of Business Conduct and Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.

Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members.  It delegates the selection and nomination process to its Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates.  Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process.  The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board.  Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

When assessing director candidates, the Nominating and Corporate Governance Committee will consider such nominee’s qualifications, skills and attributes, including depth and breadth of professional experience and independence.  Such nominee must, at a minimum, have demonstrated exceptional ability and judgment and, to the extent it can be ascertained, be of the highest personal and professional integrity.  The Nominating and Governance Committee does not have a formal policy with respect to diversity.  However, the Board seeks to have a Board that reflects an appropriate balance of knowledge, experience, skills, expertise and diversity, as applicable to our industry.  The Board assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our corporate secretary at Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577, who will forward all recommendations to the Committee.  The Nominating and Corporate Governance Committee will evaluate any candidate recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Role in Risk Oversight

The Board administers its risk oversight function directly and through the Audit Committee.  The Board and the Audit Committee regularly discuss with management, and the Company’s independent auditors, our major risk exposures, their potential financial impact on Teladoc, and the steps we take to manage these risks.

In general, management is responsible for the day-to-day management of the risks Teladoc faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board on risk management-related and other matters.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements.  In addition, the Audit Committee discusses policies with respect to risk assessment and risk management with management and the independent auditors.

The Audit Committee assists the Board with oversight of risk management by reviewing the Company’s financial statements and meeting with the Company’s independent auditors at regularly scheduled meetings of the Audit Committee, to review their reports on the adequacy and effectiveness of our internal control systems and discusses with management the Company’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures.

Risks Related to Compensation Policies and Practices

In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking.  We believe that our executive compensation program does not encourage excessive or unnecessary risk taking.  This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals.  As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Communications with Directors

You may communicate directly with any member or committee of the Board by writing to:  Teladoc Board of Directors, c/o Corporate Secretary, 2 Manhattanville Road, Suite 203, Purchase, New York 10577.  Please specify to whom your letter should be directed.  Our corporate secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.  Board members may, at any time, review a log of all correspondence received by Teladoc that is addressed to Board members and request copies of any such correspondence.

Interested parties who wish to communicate with non-management Teladoc directors, or with the presiding director of the Board’s executive sessions, may do so by writing to Teladoc Board of Directors, c/o Corporate Secretary, Attn: Non-management Directors or the Presiding Director for executive sessions, as applicable, 2 Manhattanville Road, Suite 203, Purchase, New York 10577.  All such mail received will first be opened and screened for security purposes.

Classified Board of Directors

In accordance with our Fifth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), the Board is divided into three classes with staggered, three-year terms.  The classes are as follows:

•	The Class I directors are Messrs. Gorevic, Mead and Outland, and are nominated for election at the upcoming Annual Meeting.

•	The Class II directors are Messrs. Felsenthal, Mawhinney, McKinley and Multani. The terms of office of the Class II directors will expire at the 2017 annual meeting of Teladoc’s stockholders.

•	The Class III directors are Mr. Goldstein, Dr. Frist and Mr. Snow. The terms of office of the Class III directors will expire at the 2018 annual meeting of Teladoc’s stockholders.

Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board.  Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

Certain Relationships and Related-Party Transactions

During 2015, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related-Party Transactions

The Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a related party.  We have adopted a written Related-Party Transaction Policy that governs the review of related-party transactions.  Pursuant to this policy, the Audit Committee reviews the material facts of all related-party transactions.  The Audit Committee takes into account, among other factors that it deems appropriate, whether the related-party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party’s interest in the related-party transaction.  Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

DIRECTORS AND EXECUTIVE OFFICERS

Except for Messrs. Gorevic, Mead and Outland who serve as (and are nominated to continue as) Teladoc directors, set forth below is biographical information about each of our directors and executive officers.  For biographical information on Messrs. Gorevic, Mead and Outland see page 26 of this Proxy Statement.

Directors

Mr. Martin R. Felsenthal, 47

Director

Mr. Felsenthal became a member of our board of directors in November 2009.  Since 1992, he has spent his career working exclusively with emerging growth health care services and health care software companies.  Mr. Felsenthal was a partner of HLM Venture Partners, a venture capital firm, from 2007 to 2015.  From 1997 to 2007, Mr. Felsenthal worked with Salix Ventures, a venture capital firm focused on health care services and health care software companies, and was a partner from 2000 to 2007.  During the last five years, the boards on which Mr. Felsenthal has served as a director include the following: Change Healthcare Corporation, which was acquired by Emdeon; Aperio Technologies, which was acquired by Leica Biosystems; OnShift; ClearDATA Networks; and Vericare Management.  Previously, he served as a director of companies including US RenalCare, Titan Health, PayperPath, and Vantage Oncology.  In 2014, Mr. Felsenthal began working as an Advisor to the California Healthcare Foundation Health Innovation Fund, which supports innovative new businesses with the potential to lower the cost of care, improve access, and/or improve quality for underserved populations.  Mr. Felsenthal earned a B.A. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business. Our board of directors has concluded that Mr. Felsenthal should serve as a director because of his broad experience in the healthcare industry and his significant directorship experience.

William H. Frist, M.D., 64

Director

Dr. Frist became a member of our board of directors in September 2014.  Since 2007, Dr. Frist has served as a Partner in Cressey & Company, a private-equity firm focused exclusively on investing in and building leading healthcare businesses.  He is Chairman of the Cressey Distinguished Executive Council.  As a U.S. Senator, Dr. Frist represented Tennessee for twelve years where he served on both the Finance and HELP committees responsible for writing all health legislation.  He served as U.S. Senate Majority Leader from 2003 to 2006.  Prior to the Senate, Dr. Frist spent twenty years in clinical medicine, completing surgical training at Harvard’s Massachusetts General Hospital and Stanford, and he subsequently founded the Vanderbilt Multi-Organ Transplant Center.  Dr. Frist serves as an adjunct professor of Cardiac Surgery at Vanderbilt University and Clinical Professor of Surgery at Meharry Medical College.  His previous board service includes Princeton University, the Smithsonian Institution and the Clinton Bush Haiti Fund.  Dr. Frist currently serves as a director of the publicly held companies Select Medical and AECOM.  In addition, he serves on the boards of Theranos, Unitek, Aegis, Aspire, MDSave, Cognosante and Accolade.  He previously served as a director of URS Corporation from November 2009 to 2014, and on the board of Third National Bank from 1990 to1994.  He is chairman of Hope Through Healing Hands, a nonprofit that focuses on maternal and child health, and SCORE, a collaborative K-12 education reform organization.  His current board services include the Robert Wood Johnson Foundation, Kaiser Family Foundation, Harvard Medical School Board of Fellows, Center for Strategic and International Studies, Partnership for a Healthier America campaign to fight childhood obesity and the Nashville Health Center Care Council.  He is a Senior Fellow at the Bipartisan Policy Center, where he is co-leader of the Health Project.  Dr. Frist earned his B.A. from Princeton University and M.D. from Harvard Medical School.  Our board of directors has concluded that Doctor Frist should serve as a director because of his significant directorship experience and his broad experience in the healthcare industry.

Mr. Michael Goldstein, 74

Director

Mr. Goldstein became a member of our board of directors in February 2015.  Mr. Goldstein was employed by Ernst & Young (and its predecessor firms) from 1963 to 1979, including six years as an audit partner.  Mr. Goldstein served as Chairman of Toys “R” Us, Inc. from 1998 to 2001, Chief Executive Officer from 1999 to 2000, Vice Chairman and Chief Executive Officer from 1994 to 1998 and Chief Financial Officer from 1983 to 1994.  Mr. Goldstein has been a director and chairman of the audit committee of Pacific Sunwear of California, Inc. since 2004 and a director, chairman of the governance, compliance and nominating committee and member of the audit committee and corporate strategy committee of BioScrip, Inc. since 2015.  Mr. Goldstein is on the boards of two non- public companies: RiHappy, the largest Brazilian toy retailer; and Bank Leumi-USA. He is also a Global Senior Advisor of Jefferies, Inc.  Mr Goldstein is a board member and former Chairman of the Board of the 92nd Street Y and serves on the board of Rosie's Theater Kids. He is Chairman of the Northside Center for Child Development. Mr. Goldstein served on the boards of the following public companies within the last five years: Charming Shoppes, Inc, from 2008 to 2012; 4 Kids Entertainment, Inc. from 2002 to 2012 and Medco Health Solutions, Inc. from 2005 to 2012.  A magna cum laude graduate of Queens College with a B.S. In Economics, Mr. Goldstein was the recipient of the Haskins Gold Medal for achieving the highest score in the CPA examination in the State of New York. Our board of directors believes Mr. Goldstein is qualified to serve as a director due to his experience and governance leadership roles on the boards of various other public companies, as well as his extensive background in finance, both as an audit partner and as a finance executive and chief executive officer of a large public corporation.

Mr. Thomas Mawhinney, 47

Director

Mr. Mawhinney became a member of our board of directors in September 2014.  He is currently a General Partner of Icon Ventures, a technology venture capital firm, having joined the firm in 2003.  Before joining Icon, Mr. Mawhinney was with Canaan Partners, an early stage venture capital firm with $2 billion under management, from 2001 to 2003.  As an entrepreneur, Mr. Mawhinney co-founded and spent five years as President and Chief Operating Officer of North Systems, a venture-backed software company.  Prior to his time with North Systems, he developed his skills as a technology investor and entrepreneur working as a Senior Associate at Summer Partners. Mr. Mawhinney is on the boards of directors of, or otherwise actively involved with, Awarepoint, Bill.com, Huddle, Ionic Security, KIXEYE, Reputation.com, Xambala, Yodle, Area1 Securit, Synack and Zephyr Health.  Mr. Mawhinney graduated with honors, earning a B.A. from Harvard University and received his M.B.A. from the Stanford University Graduate School of Business.  Our board of directors has concluded that Mr. Mawhinney should serve as a director because of his significant directorship experience and his broad experience in the technology industry.

Mr. Thomas G. McKinley, 64

Director

Mr. McKinley became a member of our board of directors in November 2009.  Mr. McKinley is a General Partner and the West Coast Representative for Cardinal Partners, a venture-capital firm focused exclusively on healthcare investing.  Prior to joining Cardinal, Mr. McKinley was the co-founder and Co-Managing Partner of Partech International.  Mr. McKinley has over 35 years of investment experience.  Mr. McKinley currently serves on the board of directors of lifeIMAGE, a cloud-based medical imaging sharing platform for hospitals, physicians, and patients.  In addition, Mr. McKinley is the founding CEO and Director of Cardinal Analytx, a software start-up spun out of Stanford University that was created to identify and target high-cost patients for early medical interventions.   Mr. McKinley earned an undergraduate degree in Economics from Harvard University, an M.S. in Accounting from New York University and an M.B.A. from the Stanford University Graduate School of Business. Our board of directors has concluded that Mr. McKinley should serve as a director because of his significant directorship experience and his broad experience in the healthcare and technology industries.

Mr. Arneek Multani, 42

Director

Mr. Multani became a member of our board of directors in 2008.  Mr. Multani is a Managing Director of Trident Capital, where he leads the firm’s Healthcare IT practice, and is a Co-Founder and Managing Director of TC Growth, a growth-equity firm spun out of Trident Capital in 2015.  Prior to joining Trident in 2002, Mr. Multani was an Associate at McCown De Leeuw, a private-equity firm specializing in leveraged buy-outs, where he focused on investing in the health and fitness industries.  He started his career as an analyst at Morgan Stanley & Co in the Media & Telecommunications area of the Mergers & Acquisitions Group.  Mr. Multani currently sits on the board of directors of Imagine Health, Arrohealth and HealthMEDX.  His past directorships and observer-ships include Acclaris, Resolution Health and Profex.  Mr. Multani earned a B.S. in Economics from Wharton School of Business and a B.A.S. in Systems Engineering from the Moore School of Engineering at the University of Pennsylvania.  He earned his M.B.A. from the Stanford University Graduate School of Business.  Our board of directors has concluded that Mr. Multani should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial and strategic planning.

Mr. David B. Snow, Jr., 61

Mr. Snow became a member of our board of directors in February 2014; he became chairman of our board in December 2014.  Since February 2014, Mr. Snow has served as Chairman and Chief Executive officer of Cedar Gate Technologies, Inc., a provider of analytic and information technology services to doctor and hospital organizations entering risk-based reimbursement arrangements with insurers.  Until April 2012, Mr. Snow was Chairman and Chief Executive Officer of Medco Health Solutions, Inc., a leading pharmacy benefit manager.  His current board service includes CareCentrix (since 2014) and Pitney Bowes, Inc., (since 2006).  He formerly served as a director of Medco Health Solutions, Inc.

In addition to his experience as the chief executive officer of a public company, Mr. Snow has a strong background in operations, having served in leadership positions at several companies including WellChoice (Empire Blue Cross Blue Shield) and Oxford Health Plans.  Mr. Snow earned a B.S. in Economics from Bates College and a Master’s Degree in Health Care Administration from Duke University.  Our board of directors has concluded that Mr. Snow should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial and strategic planning.

Executive Officers

Mr. Gabriel R. Cappucci, 53

Senior Vice President, Controller and Chief Accounting Officer

Mr. Cappucci became our Senior Vice President, Controller & Chief Accounting Officer in May 2015. Prior to joining Teladoc, Mr. Cappucci had a nearly twenty-year career at Medco Health Solutions, Inc. where he held a variety of finance roles including SVP & Controller, Chief Accounting Officer.  Most recently, he was Chief Financial Officer of Enclara Pharmacia, a privately held company providing hospice pharmacy services. Mr. Cappucci began his professional career with KPMG LLP where he was a Senior Manager.  He is a graduate of Boston College’s Carroll School of Management.  Mr. Cappucci is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Mark Hirschhorn, 51

Executive Vice President and Chief Financial Officer

Mr. Hirschhorn became our Executive Vice President and Chief Financial Officer in October 2012.  Mr. Hirschhorn is an experienced senior financial executive who has worked with numerous entrepreneurial ventures in a variety of different market segments.  From April 2004 to October 2012, Mr. Hirschhorn served as Executive Vice President and Chief Financial Officer of RCS/Media Monitors, an international software technology company that serves the media and entertainment markets.  From 2000 to 2003, Mr. Hirschhorn served as the Chief Financial Officer in a number of technology companies, including BT Radianz.  From 1996 to 2000, he spent five years as the Vice President and Global Controller of RSL Communications, a publicly traded multinational telecommunications company, and as Chief Financial Officer of Deltathree Communications, a publicly traded RSL subsidiary and pioneer in VOIP technology.  He started his professional career with Deloitte and spent nine years with the firm.  Mr. Hirschhorn earned a B.A. from Rutgers University and an M.B.A. from Rutgers Business School. Mr. Hirschhorn is a CPA and a member of American Institute of Certified Public Accountants.

Mr. Michael King, 52

Chief Sales Officer

Mr. King became our Chief Sales Officer in July 2010.  Prior to joining Teladoc, Mr. King held various positions at Healthways, Inc., beginning in 2001, and was most recently Senior Vice President of Insight and Innovations after serving as Senior Vice President of Sales.  During his tenure, he was responsible for the creation, implementation, and execution of all sales business plans.  In addition to sales operation, he also directed consultant relationship management, product marketing, and messaging.  Prior to his time with Healthways, Mr. King held various positions at CareSteps.com, WellPath Community Health Plans, Doctors Health Plan, and Aetna.  Mr. King earned a B.S. in Employment Relations and Management from Michigan State University and attended the General Managers program at Harvard Business School.

Mr. Adam C. Vandervoort, 41

Chief Legal Officer and Secretary

Mr. Vandervoort joined Teladoc in February 2015.  For more than five years prior to that, he was Corporate Vice President, General Counsel and Secretary of Independence Holding Company, a publicly traded insurance holding company.  Mr. Vandervoort is licensed to practice law in the states of California, Connecticut, New York and Tennessee.  He holds a J.D. from the University of Pennsylvania Law School and A.M. and A.B. degrees from the University of Chicago.

EXECUTIVE COMPENSATION

Teladoc is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, enacted in April 2012, and has elected to comply with the reduced disclosure requirements available to emerging growth companies under the JOBS Act.

Compensation Overview

This compensation discussion, which should be read together with the compensation tables set forth below, provides information regarding our executive compensation program for our “named executive officers” for 2015, who are: Mr. Jason Gorevic, President and Chief Executive Officer; Mr. Mark Hirschhorn, Executive Vice President and Chief Financial Officer; and Mr. Adam C. Vandervoort, Chief Legal Officer and Secretary.

Our executive compensation program is administered by the Compensation Committee in consultation with the Board.  The primary objectives of our executive compensation program are to retain key executives, attract new talent and link compensation achievement to business objectives.

A key objective of our compensation program is to allow us to retain and, as needed, attract qualified executives.  We believe that our ability to keep our senior executive team intact over our tenure is tied to our compensation programs.  Additionally, for us to be appropriately positioned to attract new talent as needed, we must be prepared to be, and be perceived as, an employer that offers competitive compensation.

Elements of Compensation

Base Salary

The Compensation Committee reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions.

As of January 1, 2016, Mr. Gorevic’s base salary was $500,000, Mr. Hirschhorn’s base salary was $345,050 and Mr. Vandervoort’s base salary was $309,000.

Annual Cash Bonuses

We also believe that a significant portion of our executives’ cash compensation should be based on the attainment of business goals established by the Board.  The Teladoc 2015 Incentive Award Plan allows the Board (and the Compensation Committee) to make formula-based cash incentive payments to each of our named executive officers based upon the achievement of established corporate goals.  For 2015, the Compensation Committee established goals based on a mix of: (i) corporate performance, measured against targets for revenue, gross margin, member satisfaction, visit volume and the successful completion of our initial public offering; and (ii) individually assigned goals.  For 2015: Mr. Gorevic’s target bonus was 100% of his base salary; Mr. Hirschhorn’s target bonus was 65% of his base salary; and Mr. Vandervoort’s target bonus was 40% of his base salary.

Equity-Based Compensation

Equity-based compensation provides employees a common interest with our investors to increase the value of our common stock.  We have historically granted equity awards to our employees, including our named executive officers, in the form of stock options to purchase shares of our common stock.  Our stock options typically have an exercise price equal to the fair market value of our common stock on the date of grant, as determined by our board of directors, and vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following thirty-six months, subject to the holder’s continued employment with us. From time to time, our board of directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.  Our stock options may be intended to qualify as incentive stock options under the Code.  Stock options granted to our named executive officers may be subject to accelerated vesting in certain circumstances, as described below in the section titled “Employment Agreements and Potential Payments to Named Executive Officers.”

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits Teladoc’s deductions for compensation paid to the named executive officers to $1 million unless certain requirements are met.  The policy of the Compensation Committee with respect to Section 162(m) of the Code is to establish and maintain a compensation program that will optimize the deductibility of compensation for Teladoc.  The Compensation Committee, however, reserves the right to use its judgment, where merited by the Compensation Committee’s need to respond to changing business conditions or by an executive officer’s individual performance, to authorize compensation which may not, in a specific case, be fully deductible to Teladoc.  No named executive officer received taxable compensation in 2015 in excess of the $1 million limitation provided by Section 162(m) of the Code.

Employment Agreements and Potential Payments to Named Executive Officers

Jason Gorevic

Our employment agreement with Mr. Gorevic is for an unspecified term and entitles him to an initial annual base salary and an annual target bonus opportunity of 100% of his annual base salary.  In addition, Mr. Gorevic is eligible to earn a potential bonus for over‑performance of at least 150% of his annual base salary.

In the event Mr. Gorevic is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary and life insurance; (ii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a pro rata portion of the bonus he would have earned for the year of termination and (iv) accelerated vesting of time‑based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance‑based vesting conditions if and to the extent such performance conditions are satisfied during that 12‑month period.  If the termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump‑sum payment equal to 150% of his base salary plus target bonus opportunity; (ii) 18 months of continued life insurance; (iii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time‑based equity awards and continued eligibility to vest in awards subject to performance‑based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

Mr. Gorevic’s employment agreement contains restrictive covenants pursuant to which Mr. Gorevic has agreed to refrain from competing with us or soliciting our employees or customers for a period of 18 months following his termination of employment, provided that Mr. Gorevic may perform services for competitors with multiple lines of business if he (i) does not participate in any material respect in the competing business and (ii) if multiple lines of business report to Mr. Gorevic, any competing business lines account for less than 15% of the net revenue over the prior year for the business lines reporting to him.

For purposes of Mr. Gorevic’s employment agreement:

•

“Cause” generally means, subject to certain notice requirements and cure rights, Mr. Gorevic’s (i) breach of his duty of loyalty or his willful breach of his duty of care to us; (ii) material failure or refusal to comply with reasonable written policies, standards and regulations established by our board of directors; (iii) commission of a felony, an act of theft, embezzlement or misappropriation of our funds or property of material value or an act of fraud involving us; (iv) willful misconduct or gross negligence which causes or reasonably could cause material harm to our standing, condition or reputation; (v) material violation of our code of ethics or written policies concerning harassment or discrimination; or (vi) material breach of his confidentiality agreement with us or a material provision of his employment agreement.

•

“Good reason” generally means, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of Mr. Gorevic’s base salary and target bonus without his consent (except for a reduction applicable to the management team generally); (ii) a material reduction in his overall responsibilities or authority, or scope of duties; (iii) removal from the board of directors; (iv) a requirement that he relocate his residence outside of Rye, New York or relocate his principal place of employment outside of the New York City metropolitan area; or (v) our material breach of the employment agreement.

Mark Hirschhorn

Our employment agreement with Mr. Hirschhorn is for an unspecified term.  In addition to a base salary, Mr. Hirschhorn is entitled to an annual target bonus opportunity equal to 65% of his annual base salary.

In the event Mr. Hirschhorn is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 12 months of continued base salary and life insurance; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected and (iii) accelerated vesting of time‑based equity awards scheduled to vest within 6 months following the date of termination and continued eligibility to vest in awards subject to performance‑based vesting conditions if and to the extent such performance conditions are satisfied during that 6‑month period. If Mr. Hirschhorn’s termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump‑sum payment equal to his base salary plus target bonus opportunity; (ii) 12 months of continued life insurance; (iii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination and (v) accelerated vesting of his time‑based equity awards and continued eligibility to vest in awards subject to performance‑based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

Mr. Hirschhorn’s employment agreement contains restrictive covenants pursuant to which Mr. Hirschhorn has agreed to refrain from competing with us or soliciting our employees or customers following his termination of employment for a period of 12 months.

For purposes of the employment agreements, “cause” has the same meaning as in Mr. Gorevic’s employment agreement. “Good reason” generally means, with respect to Mr. Hirschhorn, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of his base salary and target bonus without his consent (except for a reduction applicable to the management team generally); (ii) a material reduction in his overall responsibilities or authority, or scope of duties; (iii) a requirement that he relocate his principal place of employment outside of the New York City metropolitan area or (iv) our material breach of the employment agreement.

Adam C. Vandervoort

Pursuant to our Executive Severance Agreement with Mr. Vandervoort, in the event Mr. Vandervoort is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 6 months of continued base salary; and (iii) up to 6 months of continued medical coverage pursuant to COBRA, if elected.  If Mr. Vandervoort’s termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump‑sum payment equal to 9 months of continued base salary plus 75% of his target bonus opportunity; (ii) up to 9 months of continued medical coverage pursuant to COBRA, if elected; and (iii) accelerated vesting of his time‑based equity awards and continued eligibility to vest in awards subject to performance‑based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

Mr. Vandervoort’s severance agreement contains restrictive covenants pursuant to which Mr. Vandervoort has agreed to refrain from competing with us or soliciting our employees or customers following his termination of employment for a period of 12 months.

For purposes of Mr. Vandervoort’s agreement, “cause” has the same meaning as in Mr. Gorevic’s employment agreement. “Good reason” generally means, with respect to Mr. Vandervoort, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of his base salary and target bonus without his consent (except for a reduction applicable to the management team generally); (ii) a material reduction in his overall responsibilities or authority, or scope of duties; (iii) a requirement that he relocate his principal place of employment outside of the New York City metropolitan area or (iv) our material breach of the severance agreement.

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. McKinley and Multani served as members of the Compensation Committee.  No member of the Compensation Committee was an employee or officer of Teladoc during 2015, is a former officer of Teladoc, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Equity Compensation Plans

The following table sets forth certain information as of March 31, 2016 with respect to compensation plans under which shares of Teladoc common stock may be issued.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	5,488,215	$9.46	2,106,867

Summary Compensation Table

The following table lists the annual compensation for Teladoc’s President and Chief Executive Officer and two other most-highly compensated executive officers during 2015.

Name and Principal Position		Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Mr. Jason Gorevic		2015	425,000	—		—	510,000	37,672	(3)	972,672
President, Chief Executive		2014	361,084	68,530	(4)	516,124	168,987	32,038	(5)	1,151,963
Officer and Director

Mr. Mark Hirschhorn		2015	335,000	100,000	(6)	—	300,495	37,672	(7)	773,167
Executive Vice President		2014	309,500	—		473,887	100,588	32,038	(8)	916,013
and Chief Financial Officer

Mr. Adam C. Vandervoort	(9)	2015	300,000	—		716,552	159,960	20,467	(10)	1,196,979
Chief Legal Officer
and Secretary

(1)

Represents the aggregate grant date fair value of stock options granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 14 to Teladoc’s audited consolidated financial statements included in Teladoc’s Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC on March 3, 2016.

(2)	Amounts listed for 2015 were earned under Teladoc’s 2015 Incentive Award Plan. Amounts listed for 2014 represent amounts earned under Teladoc’s pre-IPO annual performance-based bonus program.
(3)	Includes company-matching contributions to Mr. Gorevic’s 401(k) plan account of $10,600 and company-paid health insurance premiums on Mr. Gorevic’s behalf of $25,311.
(4)	Mr. Gorevic was granted a $68,530 discretionary bonus during 2014 in recognition of his performance.
(5)	Represents company-matching contributions to Mr. Gorevic’s 401(k) plan account of $10,400 and company-paid health insurance premiums on Mr. Gorevic’s behalf of $21,638.
(6)	Mr. Hirschhorn was granted a $100,000 discretionary bonus during 2015 in recognition of his performance.
(7)	Includes company-matching contributions to Mr. Hirschhorn’s 401(k) plan account of $10,600 and company-paid health insurance premiums on Mr. Hirschhorn’s behalf of $25,311
(8)	Represents company-matching contributions to Mr. Hirschhorn’s 401(k) plan account of $10,400 and company-paid health insurance premiums on Mr. Hirschhorn’s behalf of $21,638.
(9)	Mr. Vandervoort joined Teladoc during 2015.
(10)	Includes company-paid health insurance premiums on Mr. Vandervoort’s behalf of $19,161.

Outstanding Equity Awards at 2015 Fiscal Year‑End

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Mr. Jason Gorevic	12/22/2014	38,880	116,639	(1)	—		6.01	12/22/2024
	12/11/2013	67,205	—		22,401	(2)	1.67	12/11/2023
	12/11/2013	77,943	—		11,663	(3)	1.67	12/11/2023
	4/16/2012	252,450	42,576	(1)	—		1.07	4/16/2022

Mr. Mark Hirschhorn	12/22/2014	27,414	82,240	(1)	—		6.01	12/22/2024
	9/10/2014	10,254	22,556	(1)	—		6.01	9/10/2024
	12/11/2013	—	—		24,042	(4)	1.67	12/11/2023
	12/11/2013	3,007	12,520	(3)	—		1.67	12/11/2023
	12/31/2012	36,961	63,357	(1)	—		1.07	12/31/2022

Mr. Adam C. Vandervoort	5/29/2015	—	21,873	(1)	—		9.60	5/29/2025
	2/25/2015	—	131,239	(1)	—		8.71	2/25/2025

(1)

The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements and Potential Payments to Named Executive Officers.”

(2)

The option vests as to 25% of the total shares underlying the option on the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and our achievement of certain financial and operational targets in 2014.  In February 2015, our board of directors determined that these targets had been achieved.  In addition, vesting is subject to potential acceleration as described in the section titled “Employment Agreements and Potential Payments to Named Executive Officers.”

(3)

The option vests as to 25% of the total shares underlying the option on January 1, 2015 and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Arrangements.”

(4)

The option vests as to 25% of the total shares underlying the option January 1, 2016 and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and our achievement of certain financial and operational targets in 2014.  In February 2015, our board of directors determined that these targets had been achieved.  In addition, vesting is subject to potential acceleration as described in the section titled “Employment Agreements and Potential Payments to Named Executive Officers.”

Compensation Committee Report

The Compensation Committee of the Board of Directors of Teladoc, Inc. (the “Company”) has reviewed and discussed the foregoing Executive Compensation section of the Proxy Statement with management.  Based on the review and discussions, the compensation committee recommended to the Board of Directors of the Company that such executive compensation section be included in this Proxy Statement.

The information contained in this compensation committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Compensation Committee

Mr. Thomas G. McKinley (Chairman)

Mr. Arneek Multani

DIRECTOR COMPENSATION

The following table provides information for the year ended December 31, 2015 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee member of our Board of Directors during some portion of that year.  Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors during 2015.  Mr. Gorevic, who is also our President and Chief Executive Officer, received no compensation for his service as a director, and consequently is not included in this table.

Director Summary Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mr. Martin R. Felsenthal	$24,000	$141,012	$165,012
William H. Frist, M.D.	$45,000	—	$45,000
Mr. Michael Goldstein	$46,667	$406,589	$453,256
Mr. Thomas Mawhinney	$21,500	$141,012	$162,512
Mr. Thomas G. McKinley	$25,000	$141,012	$166,012
Mr. Dana G. Mead, Jr.	$22,500	$141,012	$163,512
Mr. Arneek Multani	$22,500	$141,012	$163,512
Mr. James Outland	$25,000	$141,012	$166,012
Mr. David B. Snow, Jr.	$66,418	—	$66,418

(1)	Represents the aggregate grant date fair value of stock options granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.

Non-Employee Director Compensation Policy

In connection with our initial public offering, the Board adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors.  Under the policy, all non-employee directors will be paid cash compensation as set forth below.  Annual retainers for non-employee members of our board of directors are in addition to the annual retainers for chairpersons and members of the committees of our board of directors.  In addition to the amounts set forth below, on the date of the Annual Meeting, each continuing non-employee director who has served on the board of directors for the previous six months will be eligible to receive an option to purchase 12,249 shares our common stock.

•	All non-employee directors: $40,000	•	Chairman of the Compensation Committee: $10,000
•	Chairman of the Board: $20,000	•	Compensation Committee Member: $5,000
•	Audit Committee Chairman: $20,000	•	Chairman of the Quality of Care and Patient Safety Committee: $10,000
•	Audit Committee Member: $10,000	•	Quality of Care and Patient Safety Committee Member: $5,000
•	Chairman of Nominating and Corporate Governance Committee: $7,500
•	Nominating and Corporate Governance Committee Member: $3,000

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Fifth Amended and Restated Certificate of Incorporation and our Bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of the Board.  Immediately prior to the Annual Meeting, our Board will consist of ten members.  Our Board of Directors is divided into three staggered classes of directors as nearly equal in number as possible.  One class is elected each year at the annual meeting of stockholders for a term of three years.  The term of the Class I directors expires at the Annual Meeting.  The term of the Class II directors expires at the 2017 annual meeting and the term of the Class III directors expires at the 2018 annual meeting.  After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors.  This means that the three nominees will be elected if they receive more affirmative votes than any other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES.

The following table sets forth, with respect to each nominee, his name, age, principal occupation, employment during at least the past five years, the year he was first elected a Teladoc director and directorships held in other public companies.

NOMINEES FOR ELECTION TO THE BOARD

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Mr. Jason Gorevic 2009	44

Mr. Gorevic has been our President and Chief Executive Officer and a member of our board of directors since June 2009.  Prior to joining Teladoc, Mr. Gorevic worked in various capacities at WellPoint, Inc., including President of Empire BlueCross BlueShield and Senior Vice President and Chief Sales and Product Officer.  From 2002 to 2005, Mr. Gorevic was a member of Empire BlueCross BlueShield’s leadership team, as Chief Sales and Marketing Officer.  From July 2000 to December 2001, Mr. Gorevic served as Chief Executive Officer of Gemfinity, an electronic marketplace and purchasing aggregator that he founded.  From July 1999 to July 2000, he served as General Manager of Business Messaging at Mail.com, Inc., a provider of Internet messaging services, and from April 1998 to June 1999, he served as Mail.com’s Vice President of Operations.  From 1993 to 1998, Mr. Gorevic worked at Oxford Health Plans, Inc. and held a variety of positions in marketing, medical management and operations as well as Director of Service Strategy.  Mr. Gorevic earned a B.A. in international relations from the University of Pennsylvania.

Our board of directors has concluded that Mr. Gorevic should serve as a director because of his leadership role with Teladoc and because of his broad experience in the healthcare industry.

Mr. Dana G. Mead, Jr. 2011	56

Mr. Mead became a member of our board of directors in August 2011.  Mr. Mead is a strategic advisor to Kleiner Perkins Caufield & Byers, where he served as a partner in the life sciences practice from 2005 to 2015.  Mr. Mead currently serves on the boards of Intersect ENT as well as several privately held Kleiner Perkins Caufield & Byers portfolio companies.  From 1992 to 2005, Mr. Mead worked for Guidant Corporation, where he held numerous positions including, most recently, President, Guidant Vascular Intervention.  Mr. Mead earned a B.A. from Lafayette College and an M.B.A. from the University of Southern California.

Our board of directors has concluded that Mr. Mead should serve as a director because of his significant directorship experience and his broad experience in the healthcare industry.

Mr. James Outland 2006	50

Mr. Outland became a member of our board of directors in May 2006.  Mr. Outland is a founding partner of New Capital Partners, a private-equity firm that invests in high-growth companies.  Mr. Outland has over 25 years of private equity, mergers and acquisitions and business development leadership experience in both entrepreneurial business ventures and well-established corporations.  Prior to co-founding New Capital Partners, Mr. Outland served in various key roles in the healthcare industry and as an officer of UnitedHealth Group after its acquisition of Complete Health Services.  Mr. Outland currently serves as chairman of the board of the private companies Repay Holdings, MDnetSolutions, Medsurant Holdings and P&R Dental.  More than five years ago, Mr. Outland served as the Chief Executive Officer for Senior Whole Health during its first years of operation, in addition to his role there as Chairman of the Board.  Mr. Outland is active in the Birmingham community and serves on the Board of Trustees for the Birmingham Museum of Art, and as a board member of Innovation Depot and Children’s Harbor, Inc.  Mr. Outland earned a B.A. in political science and a B.F.A. in advertising from Southern Methodist University.

Our board of directors has concluded that Mr. Outland should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial and strategic planning.

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the Audit Committee of the Board of Directors (the “Board”) of Teladoc, Inc. (the “Company”).  The Audit Committee consists of the three directors whose names appear below.  None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the New York Stock Exchange (“NYSE”).  Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE.  The Board has designated Mr. Goldstein as an “audit committee financial expert,” as defined under the applicable rules of the SEC.  The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters.  Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s consolidated financial statements for 2015 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements.  The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for 2015 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee Members

Mr. Michael Goldstein (Chairman)

Mr. David B. Snow, Jr.

Mr. James Outland

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services Ernst & Young LLP provided to Teladoc during 2015 and 2014:

	2015	2014
Audit fees	$1,910,353	$453,240
Audit-related fees	$63,051	$511,997
Tax fees	—	—
All other fees	$2,142	—
Total	$1,975,546	$965,237

•

Audit Fees.  Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

•

Audit-Related Fees.  Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

•	Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

•	All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

In connection with our initial public offering, we adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above.  The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request.  In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the audit committee has authorized its chairman to pre-approve services.  Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

The Audit Committee pre-approved all services performed since our pre-approval policy was adopted.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP audited Teladoc’s annual financial statements for the year ended December 31, 2015.  The Audit Committee has appointed Ernst & Young LLP to be Teladoc’s independent registered public accounting firm for the year ending December 31, 2016.  The stockholders are asked to ratify this appointment at the annual meeting.  Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Vote Required For Ratification

The Audit Committee is responsible for selecting Teladoc’s independent registered public accounting firm.  Accordingly, stockholder approval is not required to appoint Ernst & Young LLP as Teladoc’s independent registered public accounting firm for 2016.  The Board believes, however, that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is a matter of good corporate governance.  If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

Our bylaws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting.  The deadline for this notice has passed and we have not received any such notice.  If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation

Teladoc will bear all costs of this proxy solicitation.  In addition to soliciting proxies by this mailing, Teladoc expects that its directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation.  Teladoc will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Procedures for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at Teladoc’s 2017 annual meeting must be received by Teladoc no later than December 17, 2016 to be eligible for inclusion in Teladoc’s proxy statement and form of proxy for next year’s meeting.  Proposals should be addressed to Teladoc. Inc., Attention: Corporate Secretary, c/o Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2017 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals.  The required notice must be given no less than forty-five days in advance of the one-year anniversary date of the date on which Teladoc first sent its proxy materials for the immediately preceding annual meeting.  Accordingly, with respect to Teladoc’s 2017 annual meeting of stockholders, notice must be provided to Teladoc. Inc., Attention: Corporate Secretary, c/o Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577 no later than March 1, 2017.  If a stockholder fails to provide timely notice of a proposal to be presented at the 2017 annual meeting, the chairman of the meeting will declare it out of order and disregard any such matter.

By order of the Board of Directors,
Adam C. Vandervoort
Chief Legal Officer and Secretary

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 26, 2016. TELADOC, INC. XXXX XXXX XXXX XXXX (located on the following page). TELADOC, INC. ATTN: ADAM VANDERVOORT 2 MANHATTANVILLE ROAD PURCHASE, NY 10577 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E08491-P72037 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: March 31, 2016 Date: May 26, 2016 Time: 2:00 PM EDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/TDOC2016 The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/TDOC2016 and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E08492-P72037 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to www.virtualshareholdermeeting.com/TDOC2016. Have the information that is printed in the box marked by Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 12, 2016 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Elect three directors, each for a term of three years. Nominees: 01) 02) 03) Mr. Jason Gorevic Mr. Dana G. Mead, Jr. Mr. James Outland The Board of Directors recommends you vote FOR the following proposal: 2. Ratify the appointment of Ernst & Young LLP as Teladoc's independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. Transact any other business that may properly come before the meeting. E08493-P72037 Voting Items

E08494-P72037

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TDOC2016 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under Vote By Internet and, when prompted, indicate that you agree to receive e-mail delivery or access proxy materials by way of the Internet in future years. TELADOC, INC. ATTN: ADAM VANDERVOORT 2 MANHATTANVILLE ROAD PURCHASE, NY 10577 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E08489-P72037 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TELADOC, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Elect three directors, each for a term of three years. Nominees: 01) 02) 03) Mr. Jason Gorevic Mr. Dana G. Mead, Jr. Mr. James Outland The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2. Ratify the appointment of Ernst & Young LLP as Teladoc's independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. Transact any other business that may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E08490-P72037 TELADOC, INC. Annual Meeting of Stockholders May 26, 2016 2:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Adam C. Vandervoort and Mark Hirschhorn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TELADOC, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 26, 2016, via the Internet at www.virtualshareholdermeeting.com/TDOC2016, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side